EXHIBIT 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, MARK M. McGUIRE, THOMAS E. MORAN, DAVID M. O’LOUGHLIN and LIZBETH L. WRIGHT his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation, to any and all registration statements and amendments thereto that are intended to be filed with the Securities and Exchange Commission for the purpose of registering Eaton Corporation common shares issuable or issued in connection with the Eaton Incentive Compensation Deferral Plan II, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 2009.
     IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 25th day of February, 2009.

/s/ Alexander M. Cutler	/s/ Richard H. Fearon

Alexander M. Cutler, Chairman	Richard H. Fearon,
and Chief Executive Officer; President;	Vice Chairman and Chief Financial and Planning
Principal Executive Officer, Director	Officer; Principal Financial Officer

/s/ Billie K. Rawot	/s/ Christopher M. Connor

Billie K. Rawot,	Christopher M. Connor, Director
Senior Vice President and Controller;
Principal Accounting Officer

/s/ Michael J. Critelli	/s/ Charles E. Golden
Michael J. Critelli, Director	Charles E. Golden, Director

/s/ Ernie Green	/s/ Arthur E. Johnson

Ernie Green, Director	Arthur E. Johnson, Director

/s/ Ned C. Lautenbach	/s/ Deborah L. McCoy

Ned C. Lautenbach, Director	Deborah L. McCoy, Director

/s/ John R. Miller	/s/ Gregory R. Page

John R. Miller, Director	Gregory R. Page, Director

/s/ Victor A. Pelson	/s/ Gary L. Tooker

Victor A. Pelson, Director	Gary L. Tooker, Director